UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	April 15, 2011

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed, on April 1, 2008, Sempra Energy (“Sempra”) and The Royal Bank of Scotland plc (“RBS”) completed the formation of their partnership, RBS Sempra Commodities LLP (the “Partnership”), to own and operate the commodity-marketing businesses previously held as subsidiaries of Sempra.  In November 2009, RBS announced its intention to divest its interest in the Partnership, in connection with state aid clearance from the European Commission.  As previously disclosed, since that time the Partnership has divested a number of its businesses.

Letter Agreement

On April 15, 2011, RBS, Sempra, Sempra Commodities, Inc. (“SC”), Sempra Energy Holdings VII B.V. (together with SC, the “Sempra Members”) and the Partnership entered into a letter agreement (the “Letter Agreement”) which amended certain provisions of the Limited Liability Agreement of the Partnership, dated as of April 1, 2008 (as amended on April 6, 2009 and December 23, 2009 and as further amended or otherwise modified, the “Partnership Agreement”) to take into account the wind-down of the Partnership and the distribution of the Partnership’s remaining assets.  The Letter Agreement also includes certain additional agreements among RBS, Sempra and the Sempra Members (but not the Partnership).  The Letter Agreement terminated previous letter agreements dated February 16, 2010 and July 1, 2010, and the reservation of rights letter, dated as of November 25, 2009, between Sempra and RBS relating to the Partnership.

The Letter Agreement, among other things:

•

Provided for a distribution of proceeds of $433,338,736 and $328,741,506 from the Partnership to RBS and Sempra (on behalf of the Sempra Members), respectively, which distribution occurred on April 15, 2011.  The Letter Agreement also affirms that the Board of Directors of the Partnership (the “Board”) will consider, from time to time, distributing to RBS and the Sempra Members any excess capital on the Partnership’s balance sheet, taking into account various factors including available cash, the need for prudent reserves, potential payouts to the purchasers of the Partnership’s businesses, and any accrued or projected future operating losses or other wind-down expenses of the Partnership.  Any distributions from the Partnership will be subject to approval of the Board, of which three members are appointed by Sempra and four members are appointed by RBS.

•

Provides that future distributions from the Partnership shall be made 51% to RBS, and 49% to the Sempra Members.  When the adjusted contribution amounts of either the Sempra Members or RBS equals zero, then any distributions thereafter will be made solely to RBS or the Sempra Members, as the case may be, until such party’s adjusted contribution amount equals zero, and thereafter distributions shall be made 50%/50% as between RBS and the Sempra Members.

•

Allows the Partnership to make capital calls from RBS and the Sempra Members at a 51/49 ratio (i) if the Board determines in good faith that additional capital is required to support the Partnership’s remaining business and other liabilities or (ii) in connection with certain “true-up” or similar payments owed by the Partnership in connection with dispositions of the Partnership’s business.  The amount of capital that can be called by the Partnership from the Sempra Members is capped at $271,463,909 (subject to certain adjustments), plus certain cash amounts distributed to the Sempra Members on or after April 15, 2011, minus the amount of any capital contributed by the Sempra Members to the Partnership after April 15, 2011.

•

Caps the amount of payments that the Sempra Members will be required to make in respect of certain losses, damages and costs under the agreements made in connection with the dispositions of the Partnership’s business, subject to certain exceptions (the “Loss Cap”).  The Loss Cap is equal to $821,463,909 (subject to certain adjustments), plus certain cash amounts distributed to the Sempra Members on or after April 15, 2011, minus the amount of any capital contributed by the Sempra Members to the Partnership after April 15, 2011.

Fourth Amendment to Indemnity Agreement

On April 15, 2011, in connection with the Letter Agreement, RBS, Sempra, Pacific Enterprises and Enova Corporation entered into the Fourth Amendment to Indemnity Agreement (the “Fourth Amendment”).  The Fourth Amendment amended the Indemnity Agreement, dated as of April 1, 2008 (as amended, the “Indemnity Agreement”) to release the Indemnitor (RBS, as defined in the Indemnity Agreement)  from its indemnification obligations with respect to the items for which J.P. Morgan Ventures Energy Corporation (“JPMVEC”) agreed to indemnify the Indemnified Parties (Sempra Energy and certain affiliates, as defined in the Indemnity Agreement) under the Financial Assurances Reimbursement and Indemnity Agreement, dated as of July 1, 2010, entered into in connection with the sale of certain of the Partnership businesses to JPMVEC on July 1, 2010.

The Partnership Agreement is described more fully in the Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 10, 2007, and was filed with the Commission in Sempra’s Form 10-Q for the quarter ended March 31, 2008.  Previous amendments to the Partnership Agreement were filed with the Commission on May 5, 2009, and February 25, 2010, respectively.  The Indemnity Agreement is more fully described in the Form 8-K filed with the Commission on July 10, 2007, and was filed with the Commission in Sempra’s Form 10-Q for the quarter ended March 31, 2008.  Previous amendments to the Indemnity Agreement were filed with the Commission on May 5, 2009, July 31, 2009 and February 25, 2010.

The foregoing descriptions of the Letter Agreement and the Fourth Amendment are not complete and are subject to and qualified in their entirety by reference thereto, copies of which are attached hereto and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated as of April 15, 2011, by and among The Royal Bank of Scotland plc, Sempra Energy, Sempra Commodities, Inc. and Sempra Energy Holdings VII B.V.
10.2	Fourth Amendment to Indemnity Agreement, dated as of April 15, 2011, by and among The Royal Bank of Scotland plc, Sempra Energy, Pacific Enterprises and Enova Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: April 21, 2011	By: /s/Joseph A. Householder
Joseph A. Householder Senior Vice President, Controller and Chief Accounting Officer